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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 18, 1995
                                                         ------------

                            CARMIKE CINEMAS, INC.
                            ---------------------
            (Exact name of registrant as specified in its charter)


           Delaware                 0-14993                58-1469127
           --------                 -------                ----------
        (State or other          (Commission            (IRS Employer
        jurisdiction of          File Number)           Identification No.)
        incorporation)


                 1301 First Avenue, Columbus, Georgia  31901
                 -------------------------------------------
            (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code 706-576-3400
                                                          ------------

                                Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

         Incorporated by reference herein is a press release issued by Carmike Cinemas, Inc. (the "Company") on May 18, 1995, attached as Exhibit 99 hereto, concerning the Company's announcement of an agreement to purchase 145 screens from Cineplex Odeon, Inc. The proposed acquisition will involve consideration of approximately $22 million in cash, is subject to governmental approval and certain other conditions, and is expected to be completed in the second quarter.

ITEM 7.  Financial Statements and Exhibits.

         (c)   Exhibits.

         99 Press Release of the Company issued May 18, 1995, regarding the above-referenced proposed acquisition.





                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CARMIKE CINEMAS, INC.
                                           ---------------------
                                           (Registrant)



                                           By: /s/ John O. Barwick, III
                                               --------------------------------
                                               John O. Barwick, III
                                               Vice President-Finance and Chief
                                               Financial Officer


Dated: May 24, 1995

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                                EXHIBIT INDEX



Exhibit
Number           Description
-------          -----------
  99             Press Release of Carmike Cinemas, Inc. issued May 18, 1995.
